Exhibit 10.16(b)

Note: Certain portions have been omitted from this Amendment Number 1 in accordance with a request for confidential treatment submitted to the Securities and Exchange Commission. Omitted information has been replaced with an asterisk. Omitted information has been filed separately with the Securities and Exchange Commission.

AMENDMENT NUMBER 1 TO THE

AMENDED AND RESTATED MASTER SERVICES AGREEMENT

This AMENDMENT NUMBER 1 (“Amendment Number 1”), effective as of March 31, 2008 (“Amendment Effective Date”) is made and entered into by and between TCS and Nielsen and modifies the AMENDED AND RESTATED MASTER SERVICES AGREEMENT, dated as of October 1, 2007, between TCS and Nielsen (the “Agreement”). Capitalized terms used in this Amendment shall bear the meaning given in the Agreement.

1. Section 2.1 of Schedule C. The Parties have agreed that effective from the Amendment Effective Date the Rates provided in the rate table in Section 2.1 of Schedule C shall be replaced with the following rate table:

[Superseded by Amendment Number 3 to the Master Services Agreement, dated May 11, 2009]

2. Section 4.1 of Schedule C. The Parties have agreed that Section 4.1 of Schedule C shall be replaced by the following:

Nielsen shall be entitled to * in service credit to be used against the Charges at Nielsen’s discretion.

All other provisions of the Agreement, including Schedule C, shall continue to be in full force and effect.

IN WITNESS WHEREOF, the Parties have each caused this Agreement to be signed and delivered by its duly authorized representative.

ACNIELSEN (US), INC.		TATA AMERICA INTERNATIONAL CORPORATION

By:	/s/ Michell J. Habib	By:	/s/ Satyanarayan S. Hegde

Name:	Michell J. Habib	Name:	Satyanarayan S. Hegde

Title:	EVP GBS	Title:	General Counsel & Senior Vice President

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